UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 13, 2013

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment to Radian Group Inc. Voluntary Deferred Compensation Plan for Officers

On November 13, 2013, the Board of Directors (the “Board”) of Radian Group Inc. (the “Company”), upon the recommendation of the Compensation and Human Resources Committee (the “Committee”) of the Board, approved the amended and restated Radian Voluntary Deferred Compensation Plan for Officers (the “Deferred Compensation Plan”). The Company amended and restated the Deferred Compensation Plan to provide eligible officers of the Company (including the Company’s named executive officers) with the ability to defer the receipt of cash or shares (the “RSU Payout Deferral”) associated with the vesting of Restricted Stock Units (“RSUs”). Among other things, the amended and restated Deferred Compensation Plan provides that:

•	Officers may elect an RSU Payout Deferral for currently outstanding performance-based RSU awards as well as RSU awards that may be granted in the future, subject in each case to requirements under the Internal Revenue Code of 1986, as amended (the “Code”);

•	Executive officers may elect to receive the RSU Payout Deferral in either a lump sum or up to five annual installments;

•	For RSUs that are payable in shares of the Company’s common stock (with the number of shares to be determined on the applicable vesting date in accordance with the performance-based RSU award), the RSU Payout Deferral will be paid in shares of the Company’s common stock on the payment date elected at the time of deferral, subject to certain conditions as specified in the Deferred Compensation Plan; and

•	For RSUs that are payable in cash (with such amount to be determined on the applicable vesting date in accordance with the performance-based RSU award), the vested amount will be converted to a notional cash dollar amount on the vesting date and invested by the officer in accordance with the terms of the Deferred Compensation Plan.

Other than the timing of when cash or shares may be received by participants, the RSU Payout Deferral will not otherwise affect currently outstanding performance-based RSU awards, which will continue to be administered and paid-out in accordance with the terms of the RSU awards and the Company’s equity compensation plan.

In addition to the foregoing, the amended and restated Deferred Compensation Plan also eliminates references to certain “Grandfathered Deferrals” (as defined in the Deferred Compensation Plan) that have been paid out in accordance with the terms of plan and includes other clarifying amendments related to the administration of the plan.

The foregoing summary is not a complete description of the Deferred Compensation Plan and is qualified in its entirety by reference to the full text of the plan, which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: November 19, 2013	By :	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary